UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 23, 2013

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33508

Delaware	20-1677033
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address of principal executive offices, including zip code)
(602) 850-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On December 23, 2013, Limelight Networks, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) and sold its web content management business to Upland Software. Total revenue in 2013 associated with web content management business is estimated to be approximately $12.7 million. Approximately 30 employees will transfer to Upland Software with the transaction. A copy of the press release announcing the transaction is furnished as Exhibit 99.1 herewith.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

99.1	Press release dated December 23, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	By:	/ S / PHILIP C. MAYNARD
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated December 23, 2013 (furnished herewith).